CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2021 (except for the effect of the restatement disclosed in Notes 1 and 17, as to which the date is May 13, 2021) with respect to the consolidated financial statements included in the Annual Report of Utz Brands, Inc. on Form 10-K/A for the year ended January 3, 2021. We consent to the incorporation by reference of said report in the Registration Statement of Utz Brands, Inc. on Forms S-8 (File No. 333-251796 and 333-249796).
/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
May 13, 2021